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                                                                    EXHIBIT 23-A


                    ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Lockheed Martin Corporation's Registration Statement (Form S-8) pertaining to: (1) Lockheed Martin Corporation Salaried Savings Plan, (2) Lockheed Martin Corporation Salaried Savings Plan II,
(3) Lockheed Martin Corporation Hourly Employee Savings Plan Plus, and (4) Lockheed Martin Corporation Hourly Employee Investment Plan Plus of our reports:
(a) dated January 23, 1996, with respect to the consolidated financial statements of Lockheed Martin Corporation incorporated by reference in its Annual Report (Form 10-K); and (b) dated May 31, 1996, with respect to the financial statements and schedules of (1) Lockheed Martin Corporation Salaried Savings Plan (formerly known as the Lockheed Salaried Employee Savings Plan
Plus), (2) Lockheed Martin Corporation Salaried Savings Plan II (formerly known as the Martin Marietta Corporation Performance Sharing Plan), (3) Lockheed Martin Corporation Hourly Employee Savings Plan Plus (formerly known as the Lockheed Hourly Employee Savings Plan Plus), and (4) Lockheed Martin Corporation Hourly Employee Investment Plan Plus (formerly known as the Lockheed Space Operations Company Hourly Employee Investment Plan Plus), included in each Plan's Annual Report (Form 11-K); all for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                         /s/  ERNST & YOUNG LLP

Washington, DC
January 21, 1997